UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2009

COLLECTORS UNIVERSE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27887	33-0846191
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1921 E. Alton Avenue, Santa Ana, California	92705
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 567-1234

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On February 27, 2009, the board of directors of Collectors Universe, Inc. approved the Company's exit from the business of authenticating and grading diamonds and colored gemstones (its “jewelry businesses”), effective immediately.  As previously reported, we had recognized impairment losses of $7.7 million and $11.2 million related to those businesses at December 31, 2008 and June 30, 2008, respectively, due to the severity of the economic recession and the credit crisis in the United States and the resulting uncertainties that those conditions created with respect to level of revenues we could expect those businesses to generate in the future.

During the subsequent six months, these economic conditions worsened and the credit crisis continued substantially unabated, resulting in further significant declines in purchases of diamonds and colored gemstones and, therefore, in the demand for our services, by consumers and retailers in the holiday quarter that has historically been the strongest quarter in the jewelry market.  The worsening of these economic and credit conditions, coupled with uncertainties as to the continued duration of those conditions, led management and the Board of Directors to conclude that it was unlikely the jewelry businesses would be able to achieve the financial goals that had been established for them when we first acquired those businesses.  As a consequence, the board of directors decided that the Company should exit the jewelry businesses.  That decision also will enable us to give full attention to and focus our significant resources, energy and liquidity on our core businesses in collectibles, where we have decades of experience and a proven track record.

        The Company will be continuing to license the Gemprint identification technology and related patents and Howard Pomerantz continues to manage the licensing effort.

We do not, as yet, have sufficient data to be able in good faith to make estimates of the types or amount or range of amounts of costs that can be expected to be incurred or the future cash expenditures that will be required in connection with our exit from the jewelry businesses, as called for by paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K.  In accordance with paragraph (d) of Item 2.05, we will timely file an amendment to this Current Report to provide such information after we make such determinations.

This Item 2.05 of this Current Report on Form 8-K contains forward looking information, consisting of statements regarding our expectations about the Company’s future financial performance.  The cautionary statements regarding forward looking information, contained in the press release referenced in Item 7.01 below, a copy of which is attached as Exhibit 99.1 to this Report, are incorporated herein by this reference from that press release and qualify the foregoing information contained in this Item 2.05.

Item 7.01	Regulation FD Disclosure.

On March 2, 2009, the Company issued a press release announcing that it had decided to exit the business of authenticating and grading diamonds and colored gemstones, effective immediately.  A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in its entirety herein by reference.

In accordance with General Instruction B. 2 of Form 8-K, the information in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

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Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release issued March 2, 2009 announcing that Collectors Universe, Inc. had decided to exit its jewelry grading businesses.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

COLLECTORS UNIVERSE, INC.

Dated: March 5, 2009	By:	/s/ JOSEPH J. WALLACE
Joseph J. Wallace, Chief Financial Officer

S-1

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued March 2, 2009 announcing that Collectors Universe, Inc. had decided to exit its jewelry grading businesses.

E-1